SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HOUSEVALUES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1982679
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15 Lake Bellevue Drive, Suite 100 Bellevue, Washington	98005
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-118740

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock being registered set forth under the caption “Description of Our Capital Stock” in the prospectus contained in the registrant’s registration statement on Form S-1, File No. 333-118740, as originally filed with the Securities and Exchange Commission on September 1, 2004, and as subsequently amended (the “Registration Statement”), is incorporated by reference in response to this item.

Item 2. Exhibits

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description
3.1	Form of Amended and Restated Articles of Incorporation of the registrant, to be effective on closing of the offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3.2	Form of Amended and Restated Bylaws of the registrant, to be effective on closing of the offering (incorporated by reference to Exhibit 3.4 to the Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.2	Amended and Restated Investors’ Rights Agreement by and among the registrant and the persons listed on Schedule A thereto, dated April 22, 2004 (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3	Amendment to Investors’ Rights Agreement, dated August 24, 2004 (incorporated by reference to Exhibit 4.3 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HOUSEVALUES, INC.

/s/ IAN MORRIS
Ian Morris
President, Chief Executive Officer and Director
(Principal Executive Officer)

Dated: November 18, 2004

EXHIBIT INDEX

Exhibit No.	Description
3.1	Form of Amended and Restated Articles of Incorporation of the registrant, to be effective on closing of the offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3.2	Form of Amended and Restated Bylaws of the registrant, to be effective on closing of the offering (incorporated by reference to Exhibit 3.4 to the Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.2	Amended and Restated Investors’ Rights Agreement by and among the registrant and the persons listed on Schedule A thereto, dated April 22, 2004 (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3	Amendment to Investors’ Rights Agreement, dated August 24, 2004 (incorporated by reference to Exhibit 4.3 to the Registration Statement).